As filed with the Securities and Exchange Commission on August 1, 2013.
Registration No. 333- _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Questar Corporation
(Exact name of registrant as specified in its charter)

State of Utah	87-0407509
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

333 South State Street
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-5699
(Address of Principal Executive Offices)

QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN
(Full title of the plan)

Thomas C. Jepperson, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Questar Corporation
333 South State Street
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(Name and address of agent for service)
(801) 324-5900
(Telephone number, including area code, of agent for service)

Copies to:
Michael E. Dillard, Esq.
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated Filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value	2,300,000 shares	$23.50	$54,050,000	$7,373

(1)
In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, or similar transaction.

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Act, on the basis of the average of the high and low sale prices of such securities on July 29, 2013, within five business days prior to filing.

EXPLANATORY NOTE
On May 23, 1991, Questar Corporation (the “Company”) registered 1,930,000 shares of its Common Stock and attached Common Stock Purchase Rights (the “Rights”), to be offered or sold to participants under the Questar Corporation Long-Term Stock Incentive Plan (the “Plan”) pursuant to its registration statement on Form S-8 (File No. 333-40801). On August 16, 2001, the Company registered 9,148,405 shares of its Common Stock and attached Rights, to be offered or sold to participants under the Plan pursuant to its registration statement on Form S-8 (File No. 333-67658). The contents of the Company's registration statements on Form S-8 (File Nos. 333-40801 and 333-67658) are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. On May 18, 2010, the Company's shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan by 2,300,000 shares of Common Stock. This Registration Statement is being filed in order to register such additional 2,300,000 shares of Common Stock which may be offered or sold to participants under the Plan.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and
Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company's Annual Report on Form 10-K for the year ended December 31, 2012, including all material incorporated by reference therein;

•	The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 and the quarter ended June 30, 2013, including all material incorporated by reference therein;

•	The Company's Current Reports on Form 8-K filed on February 19, 2013, April 23, 2013, May 14, 2013 and July 30, 2013; and

•
The description of the Company's Common Stock contained in the Registration Statement on Form S-3 filed with the Commission on November 1, 2007, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following documents are filed as part of this Registration Statement in accordance with General Instruction E to Form S-8:

Exhibit Number	Description of Exhibit

4.1	Restated Articles of Incorporation as amended effective May 25, 2010. (Exhibit No. 3.1. to Current Report on Form 8-K filed September 30, 2010.)

4.2	Restated Bylaws as amended effective June 14, 2010. (Exhibit No. 3.2. to Annual Report on Form 10-K for the period ended December 31, 2010.)

4.3	Questar Dividend Reinvestment and Stock Purchase Plan. (Exhibit No. 4.1 to Registration Statement on Form S-3 (Registration No. 333-175924) filed August 1, 2011.)

5.1	Opinion of Thomas C. Jepperson, Vice President and General Counsel.

10.1	Questar Corporation Long-Term Stock Incentive Plan, as amended and restated effective May 18, 2010. (Exhibit 10.4 to Current Report on Form 8-K filed September 30, 2010.)

23.1	Consent of Thomas C. Jepperson (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in the signature pages hereto).

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on August 1, 2013.

QUESTAR CORPORATION

By:	/s/ Ronald W. Jibson
Ronald W. Jibson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned constitutes and appoints Ronald W. Jibson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the dates indicated.

Signatures	Titles	Date
/s/ Ronald W. Jibson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 1, 2013
/s/ Kevin W. Hadlock	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 1, 2013
/s/ Teresa Beck	Director	August 1, 2013
/s/ R. D. Cash	Director	August 1, 2013
/s/ Laurence M. Downes	Director	August 1, 2013
/s/ Christopher A. Helms	Director	August 1, 2013
/s/ Keith O. Rattie	Director	August 1, 2013
/s/ Harris H. Simmons	Director	August 1, 2013
/s/ Bruce A. Williamson	Director	August 1, 2013

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Articles of Incorporation as amended effective May 25, 2010. (Exhibit No. 3.1. to Current Report on Form 8-K filed September 30, 2010.)

4.2	Restated Bylaws as amended effective June 14, 2010. (Exhibit No. 3.2. to Annual Report on Form 10-K for the period ended December 31, 2010.)

4.3	Questar Dividend Reinvestment and Stock Purchase Plan. (Exhibit No. 4.1 to Registration Statement on Form S-3 (Registration No. 333-175924) filed August 1, 2011.)

5.1	Opinion of Thomas C. Jepperson, Vice President and General Counsel.

10.1	Questar Corporation Long-Term Stock Incentive Plan, as amended and restated effective May 18, 2010. (Exhibit 10.4 to Current Report on Form 8-K filed September 30, 2010.)

23.1	Consent of Thomas C. Jepperson (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in the signature pages hereto).